UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida (State of incorporation or organization)	650701248 (IRS Employer Identification No.)

4400 Biscayne Blvd., 12th Floor Miami, Florida (Address of principal executive offices)	33137 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.00% Series A Cumulative Redeemable Preferred Stock, Liquation Preference $25.00 per Share	Name of each exchange on which each class is to be registered NYSE MKT LLC

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box.             ☑

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box.             ☐

Securities Act registration statement file number to which this form relates: File No. 333-187322

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities being registered hereunder, reference is made to the information set forth under the heading “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement dated May 20, 2013, as filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2013, pursuant to Rule 424(b) under the Securities Act of 1933 and under the heading “Description of Capital Stock—Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Shelf Registration Statement on Form S-3 (File No. 333-187322), filed with the Commission on March 18, 2013, which information is incorporated herein by reference.

Item 2. Exhibits.

3.1	Articles of Incorporation. (1)

3.2	Articles of Amendment to Articles of Incorporation, dated August 24, 1999. (2)

3.3	Articles of Amendment to Articles of Incorporation, dated April 3, 2006. (3)

3.4	Articles of Amendment to Articles of Incorporation, dated May 9, 2013. (4)

3.5	Amended and Restated Bylaws. (5)

3.6	Articles of Amendment to Articles of Incorporation, dated May 21, 2013, relating to 8.00% Series A Cumulative Redeemable Preferred Stock. *

4.1	Specimen 8.00% Series A Cumulative Redeemable Preferred Stock Certificate. *

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form SB-2 (File No. 333-31001).

(2)	Incorporated by reference to Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended August 24, 1999.

(3)	Incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(4)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, dated May 9, 2013 and filed with the SEC on May 15, 2013.

(5)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K, dated September 20, 2007 and filed with the SEC on September 21, 2007.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LADENBURG THALMANN FINANCIAL SERVICES INC.

Dated: May 24, 2013	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer

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